UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2008

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2008, Alliance Data Systems Corporation ("Alliance Data" or the "Company" as "Borrower") and ADS Alliance Data Systems, Inc., ADS Foreign Holdings, Inc., Alliance Data Foreign Holdings, Inc., Epsilon Marketing Services, LLC and Epsilon Data Management, LLC (as "Guarantors") exercised the $210.0 million accordion feature of their Credit Agreement with Bank of Montreal, as administrative agent and letter of credit issuer, and various other agents and banks dated September 29, 2006, as amended (the "Credit Facility").

As a result of the exercise of the accordion feature, the Credit Facility provides for a $750.0 million revolving line of credit. As of June 30, 2008, borrowings under the Credit Facility were $355.0 million with a weighted average interest rate of 3.0%. No additional amounts were drawn in connection with the exercise of the accordion on July 18, 2008.

As a result of the exercise of the accordion feature, the Company added Royal Bank of Canada as an additional lender under the Credit Facility. In addition, the Company obtained increased lending commitments under the Credit Facility from BMO Capital Markets Financing, Inc., SunTrust Bank, Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., Royal Bank of Scotland PLC, Wachovia Bank, National Association and Fifth Third bank (Central Ohio), all of which were original parties to the Credit Facility.

The Credit Facility contains customary events of default and negative covenants for credit agreements of this type as well as certain financial covenants. All of these terms remain unchanged, including those amendments that were made in June 2008 to amend certain defined terms and negative covenants regarding the Company's ability, and in certain instances, its subsidiaries' ability, to create liens, repurchase stock and make investments. The June 2008 amendment also replaced the financial covenant establishing a maximum ratio of Total Capitalization, which was measured as the ratio of Consolidated Debt to the sum of Consolidated Debt and Consolidated Net Worth, with a financial covenant establishing a maximum ratio of Total Leverage, which is measured as the ratio of Consolidated Debt to Consolidated Operating EBITDA.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

July 18, 2008	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: Executive Vice President and Chief Financial Officer